CONTACT:    Bruce Zurlnick                     Leigh Parrish/Melissa Myron
            Senior Vice President and          Financial Dynamics
            Chief Financial Officer            (212) 850-5600
            Finlay Enterprises, Inc.
            (212) 808-2800

FOR IMMEDIATE RELEASE
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             FINLAY COMPLETES ACQUISITION OF CARLYLE & CO. JEWELERS

NEW YORK, NY, MAY 19, 2005 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States, today announced it has signed a definitive merger agreement and closed the previously referenced acquisition of Carlyle & Co. Jewelers. The purchase price, to be funded this morning, is approximately $29 million and will be financed with additional borrowings under the Company's revolving credit facility.

Founded in North Carolina in 1922, privately held Carlyle operates 34 specialty jewelry stores, located primarily in the southeastern United States, which generated annual sales of $86 million and EBITDA of approximately $7 million last year. Carlyle will operate as a separate subsidiary of Finlay and will remain under the leadership of Russell Cohen and John Cohen, both members of
Carlyle's founding family.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises,
Inc. commented, "Carlyle will complement and diversify our existing business.
Both companies have a history of excellence in jewelry merchandising and a reputation for superior customer service. Carlyle's focus on the luxury market presents an excellent opportunity to significantly increase our presence in one of the strongest and fastest growing areas of the retail industry. In addition, we will be able to provide the operational and financial resources to maximize its potential.

"The transaction also furthers our overall strategy to grow the business through acquisitions. We will continue to identify and evaluate new businesses and other opportunities that would offer growth, financial viability, synergy, and have a positive effect on shareholder value."

For the balance of fiscal 2005, the Company anticipates Carlyle will contribute approximately $65 million in sales volume and generate incremental diluted earnings per share of approximately $0.15 to $0.20, including the interest cost on the acquisition price. As a result of the projected accretive nature of the acquisition, the Company now estimates full year diluted earnings per share between $2.20 and $2.35, excluding any impact of the potential merger between
Federated and May. This compares to diluted earnings per share of $2.25 in fiscal 2004, excluding debt extinguishment costs related to refinancing the
Company's debt and credits associated with the liquidation of Sonab, the
Company's former European subsidiary.

Separately, the Company today announced financial results for the first quarter of fiscal 2005 and will host a conference today, May 19, 2005 at 10:00 a.m.
Eastern Time to review these results and discuss the Carlyle transaction. A live broadcast of the call will be available on the Company's website at:
http://www.finlayenterprises.com and will remain available for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States with sales of $923.6 million in fiscal 2004. The number of locations at the end of the first quarter of fiscal 2005 totaled 962.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.
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